SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                     ______________________________________

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  January 20, 1998

                           VESTCOM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

    New Jersey                      333-23519                     22-3477425
   (State or other                 (Commission                   (IRS Employer
   jurisdiction of                 File Number)                  identification
   incorporation)                                                   Number)


1100 Valley Brook Avenue, Lyndhurst, New Jersey                      07071
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number,
including area code:  (201) 935-7666

Item 2.  Acquisition or Disposition of Assets.

     On  January  26,  1998,  Vestcom  International,  Inc.  (the  "Company"  or
"Vestcom") announced that it had completed the acquisition, through a newly-formed wholly-owned subsidiary, of a substantial portion of the assets and a substantial portion of the liabilities of Creative Data Services, Inc. ("CDS") and of its wholly-owned subsidiary, DB Acquisition, Inc., d/b/a Business Mail Express ("BME"). The acquisition was effective as of the close of business on January 20, 1998.

     CDS is engaged in the printing and production of labels, signage and related items for customers concentrated primarily in the retail grocery industry. BME provides direct mailing services, including the printing, sorting and mailing of customer information, for customers in various industries. Vestcom intends to continue both businesses.

     The acquisition specifically excluded the assets and liabilities of CDS related to the vinyl manufacturing operation of CDS, conducted primarily in Southaven, Mississippi (the "Southaven Business"). CDS retained those assets and liabilities and will continue to conduct its vinyl manufacturing operations, including providing supplies to the Vestcom subsidiary.

     The base purchase price for the transaction was $9,500,000, paid in cash at the closing. CDS and BME are also entitled to an earn-out payment upon the attainment of certain goals related to their gross profits in 1998, up to a maximum of $2,500,000. The earnout is payable 50% in cash and 50% in stock of Vestcom (which will be valued at the average of the closing prices of the common stock of Vestcom as reported by Nasdaq for the last thirty trading days of the earn-out period). The base purchase price is subject to adjustment if the net assets acquired on the closing date vary from the net assets of the acquired companies (excluding the assets and liabilities of the Southaven Business) as of September 27, 1997.

     The description of the terms of the acquisition described above is qualified in its entirety by the Asset Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

          The following financial statements and pro forma data are filed with this Current Report on Form 8-K:

          1. Historical Consolidated Financial Statements of CDS:

          A. Independent Auditors Report

          B. Balance Sheets as of September 27, 1997 and September 28, 1996

          C. Statements of Income for each of the three years ended September 27, 1997

          D. Statements of Shareholders' Equity for each of the three years ended September 27, 1997

          E. Statements of Cash Flows for each of the three years ended September 27, 1997

          F. Notes to Consolidated Financial Statements

         2.  Pro Forma Financial Data:

          A. Vestcom International, Inc. Introduction to Unaudited Pro Forma Combined Financial Information.

          B. Vestcom International, Inc. Pro Forma Condensed Combined Balance Sheet as of September 30,1997 (unaudited).

          C. Vestcom International, Inc. Pro Forma Combined Statement of Operations for the year ended December 31, 1996 (unaudited).

          D. Vestcom International, Inc. Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 (unaudited).

          E. Vestcom International, Inc. Notes to Unaudited Pro Forma Combined Financial Statements.

         3.  Exhibits:

The following Exhibits are filed with this Current Report on Form 8-K:

          Exhibit 2.1 -- Asset Purchase Agreement, among the Company, CDS, BME and certain other parties, dated as of January 20, 1998.

          Exhibit 99.1 -- Press Release, dated January 26, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VESTCOM INTERNATIONAL, INC.



                                                By: /s/Sheryl Bernstein Cilenti
                                                   Sheryl Bernstein Cilenti
                                                   Vice President and
                                                   General Counsel



Dated:  February 4, 1998

CREATIVE DATA SERVICES, INC.
Report and Consolidated Financial Statements
September 27, 1997,  September 28, 1996 and September 30, 1995

To the Stockholders of
Creative Data Services, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Creative Data Services, Inc. and subsidiary at September 27, 1997 and September 28, 1996, and the results of their operations and their cash flows for each of the 52 week periods ended September 27, 1997 and September 28, 1996 and the 53 week period ended September 30, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 12 to the consolidated financial statements, Vestcom St. Louis, Inc., a newly-created subsidiary of Vestcom International, Inc. purchased certain of the net assets of Creative Data Services, Inc. as of January 20, 1998.

PRICE WATERHOUSE LLP

St. Louis, Missouri

November 20, 1997, except Note 12
which is as of January 20, 1998


CREATIVE DATA SERVICES, INC.
Consolidated Balance Sheet
September 27, 1997
Page 2


                                                             September 27,             September 28,
                                                                 1997                       1996


ASSETS
Current assets:
     Cash                                                      $  29,783             $       1,223
     Accounts receivable (less allowance for doubtful
         accounts of $100,000 and $50,000, respectively)       3,566,582                 2,382,914
     Inventories                                               2,234,212                 1,969,568
     Prepaid expenses and other assets                           313,178                   113,389
                                                               _________             _____________

         Total current assets                                  6,143,755                 4,467,094

Fixtures and equipment, net                                    2,707,096                 1,908,016
Goodwill, net                                                    407,553                    64,897
Other                                                            265,878                   199,060
                                                             ___________             _____________
                                                            $  9,524,282             $   6,639,067
                                                             ===========              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt                   $    537,018             $     306,908
     Accounts payable                                          3,299,869                 1,940,544
     Accrued expenses                                          1,054,365                   738,954
     Deferred revenue                                            301,425                         -
                                                               _________                 _________
         Total current liabilities                             5,192,677                 2,986,406

Revolving line of credit                                       3,408,344                 1,871,148
Long-term debt                                                   201,567                   783,248
Other deferred liabilities                                         1,252                     1,252
                                                               _________                 _________
         Total liabilities                                     8,803,840                 5,642,054

Stockholders' equity:
     Common stock of $.01 par value per share,
         authorized 6,000,000 shares; 700,000 shares
         issued and outstanding                                    7,000                     7,000
     Additional paid-in capital                                  343,000                   343,000
     Retained earnings                                           370,442                   647,013
                                                                 _______                   _______
         Total stockholders' equity                        $     720,442             $     997,013
                                                            ____________              ____________

                                                           $   9,524,282             $   6,639,067
                                                            ============                 =========


   The accompanying notes are an integral part of these financial statements.

CREATIVE DATA SERVICES, INC.
Consolidated Statement of Income
September 27, 1997
Page 3





                                                             For the 52                For the 52                 For the 53
                                                            weeks ended                weeks ended               weeks ended
                                                         September 27, 1997        September 28, 1996         September 30, 1995

Net sales                                                   $  23,380,977             $  19,415,182             $  19,110,136
Cost of goods sold                                             18,064,171                14,956,044                14,210,106
                                                             ____________              ____________              _____________
         Gross margin                                           5,316,806                 4,459,138                 4,900,030

Selling, general and administrative expenses                    5,174,997                 3,863,758                 3,920,490
                                                                _________                 _________                 _________
         Income from operations                                   141,809                   595,380                   979,540

Interest expense                                                 (455,635)                 (466,222)                 (492,142)
Gain (loss) on sale of fixed assets                                99,631                   (18,549)                  (12,721)
Other income (expense)                                            (56,955)                   35,421                    11,238
                                                               ___________                  ________                 _________
Income (loss) before income taxes                                (271,150)                  146,030                   485,915

Income taxes                                                        5,421                       892                    13,200

         Net income (loss)                                    $  (276,571)               $  145,138                $  472,715
                                                               ===========                =========                 =========














   The accompanying notes are an integral part of these financial statements.

CREATIVE DATA SERVICES, INC.
Consolidated Statement of Stockholders' Equity
For the 52 weeks ended September 27, 1997 and September 28, 1996 and the 53 weeks ended September 30, 1995
September 27, 1997
Page 4


                                                                                Additional                               Total
                                                    Common Stock                  Paid-in            Retained         Stockholders'
                                           Shares               Amount           Capital             Earnings           Equity


Balance, September 24, 1994                    35,000          $   350           $  349,650         $  427,592          $  777,592
Stock conversion                              665,000            6,650               (6,650)
Dividends paid                                                                                        (272,335)           (272,335)
Net income                                     ______            _____              _______            472,715             472,715
Balance, September 30, 1995                   700,000            7,000              343,000            627,972             977,972
Dividends paid                                                                                        (126,097)           (126,097)
Net income                                       -                  -                  -               145,138             145,138
Balance, September 28, 1996                   700,000            7,000              343,000            647,013             997,013
Net loss                                         -                  -                   -             (276,571)           (276,571)
                                              _______          _______            _________           _________           __________
Balance, September 27, 1997                   700,000         $  7,000           $  343,000         $  370,442          $  720,442
                                              =======          =======            =========           =========            =======



   The accompanying notes are an integral part of these financial statements.

CREATIVE DATA SERVICES, INC.
Consolidated Statement of Cash Flows
September 27, 1997
Page 5


                                                                               For the 52           For the 52          For the 53
                                                                               weeks ended          weeks ended         weeks ended
                                                                              September 27,        September 28,       September 30,
                                                                                  1997                 1996               1995

Cash flows from operating activities:
     Net income (loss)                                                       $    (276,571)         $    145,138      $   472,715

Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
         Depreciation and amortization                                             968,495               854,419          796,941
         (Gain) loss on sale of fixtures and equipment                             (99,631)               18,549           12,721
         Changes in assets and liabilities:
              Increase in accounts receivable                                   (1,183,668)             (266,503)        (188,350)
              Increase in inventories                                              (50,867)              (12,952)        (401,741)
              Increase in prepaid expenses and other assets                        (45,827)              (33,535)         (72,172)
              Increase (decrease) in accounts payable                            1,342,229              (177,212)         325,713
              (Decrease) increase  in accrued expenses                            (223,913)              (33,062)         367,265
              (Decrease) increase in other deferred liabilities                    (97,975)               (9,366)           2,000
                                                                                 __________              ________       __________
     Net cash provided by operating activities                                     332,272               485,476        1,315,092
                                                                                 __________              ________       __________
Cash flows from investing activities:
     Purchase assets of Business Mail Express                                     (942,434)
     Capital expenditures                                                         (395,873)             (500,352)        (619,400)
     Proceeds from sale of fixtures and equipment                                  326,600                19,082           14,500
                                                                                 __________             ________         _________
         Net cash used in investing activities                                  (1,011,707)             (481,270)        (604,900)

Cash flows from financing activities:
     Net borrowings (payments) under line of
         credit agreement                                                        1,612,200               322,428          (46,992)
     Payments under term loan agreements                                          (604,240)             (202,412)        (375,884)
     Payments of financing fees                                                    (90,149)               (7,037)         (15,000)
     Payments under capital lease obligations                                     (209,816)
     Dividends paid                                                                      -              (126,097)        (272,335)
                                                                                   _________            _________        ___________
         Net cash provided by (used in) financing activities                       707,995               (13,118)        (710,211)

Net increase (decrease) in cash                                                     28,560                (8,912)             (19)

Cash at beginning of period                                                          1,223                10,135           10,154
                                                                                    _______               ______        _________
Cash at end of period                                                          $    29,783           $     1,223       $   10,135
                                                                                ===========           ==========        =========



   The accompanying notes are an integral part of these financial statements.

1.   Description of business

     Creative Data Services, Inc. (the Company) is engaged in the printing and production of labels, signage and related items for customers concentrated primarily in the retail grocery industry.

     On January 16, 1997, Creative Data Services, Inc. formed a new company, D.B. Acquisition, Inc., and acquired substantially all of the assets of Business Mail Express, Inc. for approximately $1,400,000. The excess of purchase price over the fair values of net assets acquired was $415,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over five years.

     Business Mail Express provides direct mailing services, including the printing, sorting and mailing of customer information, for customers in various industries.

2.   Summary of significant accounting policies

     Principles of consolidation

     The  consolidated   financial   statements  include  the  accounts  of  its
     wholly-owned   subsidiary,   D.B.   Acquisition,   Inc.   All   significant
     intercompany transactions have been eliminated.

     Inventories
     Inventories are valued at the lower of cost or market. Cost is determined under the first-in, first-out method for substantially all inventory.

     Fixtures and equipment

     Fixtures and equipment are carried at cost. Depreciation of fixtures and equipment is charged to expense over the estimated useful lives of the related assets using the straight line method. Estimated useful lives for financial reporting purposes for fixtures and equipment range from three to seven years.

     Deferred financing costs

     Deferred financing costs associated with long-term debt are amortized on a straight-line basis over the lives of the related debt instruments and are included in the other assets section of the balance sheet.

     Goodwill

     The excess of cost over the fair market value of assets acquired and liabilities assumed has been recorded as goodwill and is being amortized over a period of 5-10 years using the straight-line method.

     Asset impairment

     The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of a tangible or intangible asset may warrant revision or that the remaining balance of a long-lived asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed at September 27, 1997.

     Income taxes

     Effective March 28, 1992, the Company elected S Corporation status under provisions of the Internal Revenue Code. Under this election, all federal taxable earnings and losses pass through to the stockholders as well as income and losses from certain states which recognize S Corporation status.

     In states that do not recognize S Corporation status, the Company utilizes the asset and liability method of accounting for income taxes.

     Dividends
     The Agreement described in Note 5 allows for reimbursement to the stockholders of the estimated amount of federal and state income taxes to be paid by the stockholders. The Company declared and paid dividends to the stockholder of $0, $126,097 and $272,335 for the fiscal years ended
     September 27, 1997, September 28, 1996 and September 30, 1995, respectively, representing a reimbursement of the stockholders' estimated tax liability associated with the S Corporation tax status.

     Deferred revenue
     Deferred revenue represents amounts received from customers in advance of direct mailing services performed and is recognized as services are performed. Costs associated with these services are charged to operations as incurred.

     Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Fair value of financial instruments
     For purposes of financial reporting, the Company has determined that the fair value of financial instruments approximates book value at September 27, 1997 based on terms currently available to the Company in financial markets.

     Reclassifications
     Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

3.   Inventories

     Inventories consist of the following:


                                                                          September 27,            September 28,
                                                                               1997                     1996

          Raw materials                                                    $   759,522               $   333,387
          Work-in-process                                                    1,267,920                 1,399,605
          Production supplies                                                  105,126                   115,137
          Finished goods                                                       197,219                   171,439
                                                                      ----------------           ---------------

                                                                             2,329,787                 2,019,568

          Excess and obsolescence reserves                                     (95,575)                  (50,000)
                                                                      -----------------          ----------------

                                                                       $     2,234,212           $     1,969,568
                                                                       ===============           ================


     Work-in-process consists of a supply of pre-printed labels and tags manufactured and stocked by the Company for its customers, and includes the cost of material, labor and overhead. The labels and tags, when ordered by customers, are printed with pricing information, packaged and shipped.

4.  Fixtures and equipment


                                           September 27,           September 28,
                                              1997                    1996

    Fixtures and equipment               $     6,037,607         $     5,115,859

    Less accumulated depreciation             (3,330,511)            (3,207,843)

                                         $     2,707,096         $     1,908,016

5.  Long-term debt and revolving credit

                                                                       September 27,         September 28,
                                                                            1997                 1996

    Revolving credit agreement - Creative Data
    Services, Inc.                                                    $ 2,169,350          $ 1,871,148
    Revolving credit agreement - D.B. Acquisition, Inc.                 1,238,994
    Term loan                                                             560,920              645,739
    Capital lease obligations                                             177,665
    Capital expenditure agreement                                                               84,592
    Success fee                                                            -                   359,825
                                                                        __________          __________
                                                                        4,146,929            2,961,304

    Less current maturities                                              (537,018)            (306,908)

                                                                     $  3,609,911        $   2,654,396
                                                                      -----------         ------------

     On November 22, 1996, Creative Data Services, Inc. entered into the Second Amendment to the Loan and Security Agreement. Under the Second Amendment, the Company consolidated the outstanding balance of the Term Loan, the outstanding principal of the Capital Expenditure Agreement and the
     Successor fee obligation. The new term loan has an original principal amount of $1,054,180 and is payable in 24 equal monthly installments of $31,826, with the remaining principal balance of $296,356 due on November 30, 1998. The termination date of the note may be extended through November 30, 1999, provided the Company executes an option to extend the agreement prior to October 1, 1998 and the bank approves the option. The Term Loan bears interest at a per annum rate equal to the Reference Rate plus one and one-half percent. The Reference Rate is defined as the higher of (a) the reference rate of interest most recently announced by the Bank of Chicago, Illinois, and (b) one-half of one percent per annum above the latest Federal Funds Rate. At September 27, 1997, the Reference Rate was 8.5%.

     Creative Data Services maintains a revolving line of credit with maximum borrowings under the agreement of $5,000,000 less the outstanding principal balance of the term and other loans made by the bank. The Company is required to pay a commitment fee of 0.5% per annum on the unused commitment. Borrowings are limited by a borrowing base of inventory and accounts receivable, as defined in the Agreement. In accordance with the Second Amendment, interest on the Revolving Credit Facility is at a per annum rate equal to the Reference Rate, defined above, plus one percent. The outstanding balance on the Revolving Credit Facility is due coincidental with the termination date of the Term Loan described in the preceding paragraph.

     On January 16, 1997, D.B. Acquisition, Inc. entered into a Revolving Credit Agreement with Bank of America Illinois. The Company is required to pay a commitment fee of 0.5% per annum on the unused commitment. Borrowings are collateralized by all tangible and intangible assets of the Company. Interest on the Revolving Credit Facility is at a per annum rate equal to the Reference Rate plus one and one-half percent. The outstanding balance on the Revolving Credit Facility is due on December 31, 1997.

     The Term Loan and Revolving Credit Agreements stipulate that the Company maintain certain financial ratios while restricting capital expenditures and dividends paid to stockholders. At various times throughout the fiscal year ended September 27, 1997, the Company was in default of its fixed charge covenant. The Company's default of said covenant was cured by the lender's waiver issued November 5, 1997.

     In conjunction with obtaining the Revolving Line of Credit Agreement for D.B. Acquisition, Inc. and the Second Amendment to the Loan and Security Agreement, the Company incurred loan acquisition costs of approximately $90,000 in fiscal 1997. These costs were capitalized and are being amortized over the life of the loans.

     See Note 12 regarding the acquisition of the Company and the related debt extinguishment.

6.   Income taxes

     Effective March 28, 1992, the Company elected S Corporation status under provisions of the Internal Revenue code. Deferred taxes which remain on the balance sheet at September 27, 1997 and September 28, 1996 represent deferred taxes associated with those states which do not recognize S Corporation status.

7.   Concentration of credit risk

     Creative Data Services, Inc. sells a majority of its products to customers in the retail grocery industry. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. As of September 27, 1997 and September 28, 1996, accounts receivable were concentrated in the retail grocery industry. During the 52 weeks ended September 27, 1997, twelve customers accounted for approximately 69% of the Company's consolidated sales. During the 52 weeks ended September 28, 1996, eight customers accounted for approximately 71% of the Company's sales. During the 53 weeks ended September 30, 1995, eight customers accounted for approximately 69% of the Company's sales.

8.   Leases

     Operating leases
     The Company leases certain equipment and operating facilities under noncancelable operating leases. In addition, the Company leases certain equipment under month-to-month operating leases. Management expects that in the normal course of business, leases will be renewed or replaced by other leases. Annual future lease commitments are as follows:

                                  1998                              $ 537,018
                                  1999                                201,567
                                                                     ________
                                                                    $ 738,585

     Total rent expense for operating leases amounted to approximately $1,622,000 and $1,432,000 for the 52 weeks ended September 27, 1997 and September 28, 1996, respectively and $1,363,000 for the 53 weeks ended September 30, 1995.

9.   Employee benefit plans

     Eligible employees participate in a Company-sponsored, non-contributory profit sharing plan and a 401(k) savings plan. The Company's contributions to the profit sharing plan are discretionary. No Company contributions were made for the fiscal years ended September 27, 1997, September 28, 1996, and September 30, 1995.

     The Company matches 100% of the employees' contributions up to 3% of gross wages and 50% of the next 7% of gross wages in the 401(k) savings plan. The Company's contributions were approximately $137,000 and $103,000 for the fiscal years ended September 27, 1997 and September 28, 1996, respectively and $110,000 for the 53 weeks ended September 30, 1995.

     The Company has no liabilities related to post-retirement health care benefits.

10.  Supplemental cash flow information and noncash investing activities


                                                                   September 27,       September 28,        September 30,
                                                                       1997                 1996                 1995

         Supplemental Cash Flow Information

         Cash paid during the 52 weeks ended for:
         Interest                                                   $   394,000         $  315,000          $  485,000
         Income taxes                                                     5,000              9,000              13,000

         Supplemental Noncash Investing Activities
         Capital asset and lease obligation additions               $   100,230         $     -             $     -
         Acquisition:
         Fair value of assets acquired                              $(1,737,000)
         Liabilities assumed                                         (1,978,000)
         Fair value of assets exchanged                                (174,000)



11.  Commitments
     The Company has entered into change in control employment agreements with certain key employees. According to the agreements, a change in control occurs when a third party or entity acquires more than 50% of the outstanding shares and more than 50% of the combined voting power of the Company. The agreement allows for employment termination within a window nine months prior to a change in control and up to one year after a change in control. If the employee's position is terminated, voluntarily or involuntarily, upon a change in control within the time period, the employee will receive three times their annual salary, payable in equal 12-month installments.

12.  Subsequent event

     Acquisition of the Company
     On January 20, 1998, Vestcom St. Louis, Inc., a newly-created subsidiary of Vestcom International, Inc., purchased certain of the assets of Creative Data Services, Inc. for approximately $9.5 million in cash plus a potential earnout of $2.5 million. The accompanying financial statements have been prepared on a preacquisition basis of accounting and do not reflect the effects of the acquisition of the Company by Vestcom St. Louis, Inc.

     A portion of the proceeds from the sale of the Company were used to extinguish the outstanding balances of the Term Loan and Revolving Credit Agreements referenced in Note 5. Prior to this debt extinguishment, the Company had received a 90-day extension from its lender on its Revolving Credit Agreement for D.B. Acquisition, Inc.

                           VESTCOM INTERNATIONAL, INC.
       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

          The following unaudited pro forma combined financial statements give effect to the acquisition of CDS and BME and are based on estimates and assumptions set forth below and in the notes to such pro forma financial statements. Vestcom International, Inc. ("Vestcom" or the "Company") was incorporated in September 1996. Simultaneously with the consummation of its initial public offering on August 4, 1997, Vestcom acquired seven founding companies. Accordingly, the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 contained herein include pro forma information for Vestcom as if such acquisitions had occurred on January 1, 1996 and 1997, respectively. The unaudited pro forma combined financial statements have been prepared utilizing the historical financial statements of Vestcom as of September 30, 1997, and the pro forma results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the historical financial statements of CDS as of and for the nine months ended June 28, 1997 and for the year ended September 28, 1996, and should be read in conjunction with such financial statements and accompanying notes. The unaudited pro forma combined financial statements do not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the date or dates indicated or of the results which may be obtained in the future.

          The pro forma combined financial statements are based on the purchase method of accounting for the acquisition. The pro forma combined balance sheet assumes the acquisition occurred on September 30, 1997. The pro forma combined statements of operations assume that the acquisition had occurred on January 1, 1996, for the year ended December 31, 1996, and on January 1, 1997, for the nine months ended September 30, 1997.

          Although neither the Company nor CDS has complete current information as to the fair market values of the assets and liabilities of CDS, a preliminary estimate of the allocation of the purchase price has been made on the basis of available information. Accordingly, the actual allocation of the purchase price may be different from that reflected in the pro forma combined financial statements.



                                                                                  VESTCOM INTERNATIONAL, INC.
                                                                           PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                                                    AS OF SEPTEMBER 30, 1997
                                                                                          (unaudited)


                                                                                Assets &
                                      Sept. 30,     Sept. 27,                 Liabilities
                                        1997          1997        Pro Forma       Not                      Pro Forma      ProForma
                                       Vestcom       CDS/BME      Subtotal    Acquired(l)    Combined     Adjustments     Combined

CURRENT ASSETS
   Cash and cash equivalents        $ 2,770,806    $   29,783   $  2,800,589   $  (3,012)  $ 2,797,577   $             $  2,797,577

   Marketable securities             23,280,965                   23,280,965                23,280,965   (9,500,000)(a)  13,780,965
   Accounts receivable, net          11,749,197     3,566,582     15,315,779    (434,783)   14,880,996                   14,880,996
   Other current assets               5,259,967     2,547,390      7,807,357    (601,958)    7,205,399                    7,205,399
                                     ----------     ---------     ----------    ---------   ----------     ---------     ----------

         Total current assets        43,060,935     6,143,755     49,204,690  (1,039,753)   48,164,937   (9,500,000)     38,664,937

PROPERTY AND EQUIPMENT, net          19,853,238     2,707,096     22,560,334    (589,188)   21,971,146     (250,000)(b)  21,721,146
GOODWILL                             44,643,138       407,553     45,050,691                45,050,691    6,353,551(c)   51,404,242
OTHER ASSETS                            373,687       265,878        639,565    (177,996)      461,569     ________         461,569
                                    -----------     ---------    -----------  -----------   -----------  -----------   ------------
         Total assets               107,930,998     9,524,282    117,455,280  (1,806,937)  115,648,343   (3,396,449)    112,251,894

CURRENT LIABILITIES
   Short term borrowings                 80,585                       80,585                    80,585                       80,585
   Current portion of long term
     debt and capitalized
     lease obligations                2,478,403       537,018      3,015,421                 3,015,421     (537,018)(d)   2,478,403
   Accounts payable                   3,095,048     3,299,869      6,394,917  (1,305,840)    5,089,077                    5,089,077
   Other liabilities                 10,947,647     1,355,790     12,303,437    (173,367)   12,130,070      942,877(d)(e)13,072,947
                                     ----------     ---------     ----------  -----------   ----------       -------     ----------
         Total current liabilities   16,601,683     5,192,677     21,794,360  (1,479,207)   20,315,153      405,859      20,721,012

REVOLVING LINE OF CREDIT                            3,408,344      3,408,344                 3,408,344   (3,408,344)(d)
LONG TERM DEBT AND CAPITAL
   LEASE OBLIGATIONS                  8,454,477       201,567      8,656,044                 8,656,044                    8,656,044
OTHER NONCURRENT LIABILITIES          3,378,825         1,252      3,380,077      (1,252)    3,378,825                    3,378,825
                                      ---------      --------      ---------  -----------    ---------    -----------     ---------

         Total liabilities           28,434,985     8,803,840     37,238,825  (1,480,459)   35,758,366   (3,002,485)     32,755,881

STOCKHOLDERS' EQUITY

Preferred Stock                       2,651,867                    2,651,867                 2,651,867                    2,651,867
Common Stock                         81,797,935         7,000     81,804,935                81,804,935       (7,000)(f)  81,797,935
Additional paid in capital                            343,000        343,000                   343,000     (343,000)(f)
Retained earnings (deficit)          (4,960,177)      370,442     (4,589,735)   (326,478)   (4,916,213)     (43,964)(f)  (4,960,177)
Cumulative translation adjustment         6,388                        6,388                     6,388       _______         6,388
                                     ----------       -------     ----------    ---------   ----------      ---------   -----------
         Total stockholders equity   79,496,013       720,442     80,216,455    (326,478)   79,889,977      (393,964)    79,496,013
         Total liability and
            stockholders' equity   $107,930,998   $ 9,524,282   $117,455,280 $(1,806,937) $115,648,343   $(3,396,449)  $112,251,894
                                    -----------     ---------    -----------  -----------  -----------    -----------   -----------




       See accompanying notes to pro forma combined financial statements.


                           VESTCOM INTERNATIONAL, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (unaudited)

                                    Vestcom        Creative Data
                                   Pro Forma       Services and                          Adjusted
                                   Combined        Busines Mail                        Creative Data
                                    For the        Express for the                      Services and
                                  year ended       12 months ended        Plant        Business Mail     Pro Forma      Pro Forma
                                   31-Dec-96       September 28, 1996  Eliminations(L)    Express       Adjustments    Combined

Revenues                       $  65,287,014      $  19,415,182       $ (2,786,379)   $  16,628,803    $               $81,915,817

Cost of Services                  43,422,326         14,956,044         (2,640,900)      12,315,144      366,274(g)     56,103,744

Gross profit                      21,864,688          4,459,138           (145,479)       4,313,659     (366,274)       25,812,073

Selling, general and
administrative expenses           15,029,464          3,863,758           (507,685)       3,356,073     (165,000)(h)    18,220,537

Goodwill amortization              1,111,510           ________           _______         ________       211,785(i)      1,323,295

Income (loss) from
         operations                5,723,714            595,380            362,206         957,586     (413,059)          6,268,241

Other income (expense):
   Interest expense                                    (466,222)                          (466,222)     466,222(j)            -
   Interest and other income         190,339             16,872            ______           16,872     ________             207,211

Income before provision
   for income taxes                5,914,053            146,030            362,206         508,236       53,163           6,475,452
Provision for income taxes         2,810,225                892                                892     (138,953(k)        2,950,070
                                   _________         __________          _________         ________    ________           _________
Net income                     $   3,103,828        $   145,138         $  362,206     $   507,344    $ (85,790)     $    3,525,382

Net income per share                    0.37
                                                                                                                                .42

Weighted average shares            8,349,291                                                                              8,349,291
   used in computing pro           =========                                                                              =========
   forma net income per
   share

       See accompanying notes to pro forma combined financial statements.




                           VESTCOM INTERNATIONAL, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (unaudited)

                          Vestcom Pro Forma      Creative Data                          Adjusted
                             Combined         Services and Business                    Creative
                             For the            Mail Express For the                   Data Services
                          Nine Months Ended      Nine Months Ended       Plant          and Business     Pro Forma      Pro Forma
                          September 30, 1997       June 28, 1997       Eliminations(l)   Mail Express    Adjustments    Combined

Revenues                  $  53,537,123         $ 15,078,801         $(2,009,490)      $13,069,311                     $66,606,434

Cost of Services             33,965,998           11,084,194          (2,382,653)        8,701,541        $ 527,099(g)  43,194,638

   Gross profit              19,571,125            3,994,607             373,163         4,367,770         (527,099)    23,411,796

Selling, general and
   administrative expenses   12,603,250            3,117,876            (199,953)        2,917,923         (225,000)(h) 15,296,173

Goodwill amortization         1,090,116             ________            _______          _________          158,839(i)   1,248,955

Income(loss) from operations  5,877,759              876,731             573,116         1,449,847         (460,938)     6,866,668

Other income (expense):
   Interest expense            (427,156)            (282,065)                             (282,065)         282,065(j)    (427,156)
   Interest and other income    323,944              105,610             _______           105,610           ______        429,554

Income before provision for
   income taxes               5,774,547              700,276             573,116         1,273,392         (178,873)     6,869,066

Provision for income taxes    2,745,865                5,802                                 5,802          368,470(k)   3,120,137
                              _________            _________           __________        _________        _________      _________
Net income                  $ 3,028,682           $  694,474          $  573,116       $ 1,267,590       $ (547,343)   $ 3,748,929

Net income per share               0.36                                                                                       0.45
Weighted average shares
   used in computing pro
   forma net income per       8,349,291                                                                                  8,349,291
   share                      =========                                                                                  =========

           See accompanying notes to pro forma financial statements.


                           VESTCOM INTERNATIONAL, INC.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS


          a) Records the cash purchase of the selected assets and liabilities of CDS/BME.

          b) Records the preliminary adjustment to the book value of the acquired plant, property and equipment.

          c) Records the goodwill determined as the difference between the net assets acquired and the purchase price.

          d) Records the elimination of debt not assumed by Vestcom in the acquisition as well as accrued interest of $57,123.

          e) Records the accrual of acquisition expenditures of $1,000,000 as a result of the purchase. The acquisition expenditures include; investment banking fees, legal and accounting fees as well as integration costs of businesses acquired.

          f) Records the elimination of the net equity of CDS/BME resulting from the acquisition of net assets.

          g) To adjust prices previously charged for products by CDS' Southaven Business to CDS' finishing centers to comparable selling prices charged by the Southaven Business to third parties. The Southaven Business was not acquired by Vestcom.

          h) Reflects the adjustment for owners compensation to conform with the contractual terms of the post acquisition compensation levels.

          i) Records the pro forma goodwill amortization using a 30-year estimated life.

          j) Records the elimination of interest expense for the debt that was not assumed in the acquisition.

          k) Records an adjustment for income taxes at a rate of 40% after adjusting net income for the tax effect of amortized goodwill.

          l) Records the elimination of the assets and liabilities of the Southaven Business not acquired by Vestcom.